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                                                                  Exhibit 3.1(A)

                         CERTIFICATE OF INCORPORATION
                                      OF
                              HEALTHEXTRAS, INC.



     FIRST:  The name of the Corporation is HealthExtras, Inc. (hereinafter
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sometimes referred to as the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City
of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware.

     FOURTH:  The total number of shares of all classes of stock which the
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Corporation shall have authority to issue is one hundred million (100,000,000)
shares of common stock, par value  of ($.01) per share (the "Common Stock").

     FIFTH:
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          A.  The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board.

          B. Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successor has been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          C. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

     SIXTH:  The Board of Directors is expressly empowered to adopt, amend or
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repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the
Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.
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     SEVENTH:  Upon filing the Certificate of Incorporation, the name and
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mailing address of the person who is to serve as the sole director until the first annual meeting of stockholders or until his successors are elected and qualified is:

               Thomas L. Blair
               2275 Research Boulevard, Seventh Floor
               Rockville, MD 20850

     EIGHTH:
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          A.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
     (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Section A of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the

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     advancement of expenses conferred in Sections A and B of this Article
     EIGHTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          C. If a claim under Section A or B of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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          F.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     NINTH:  A Director of this Corporation shall not be personally liable to
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the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     TENTH:  The Corporation reserves the right to amend or repeal any provision
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contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

     ELEVENTH:  The name and mailing address of the sole incorporator is as
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follows:

                Name                Mailing Address
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             Mia S. Kim      Muldoon, Murphy & Faucette LLP
                             5101 Wisconsin Avenue, N.W.
                             Washington, D.C.  20016


     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 9th day of July, 1999.


                              /s/ Mia S. Kim
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                              Mia S. Kim
                              Incorporator

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